Exhibit 16.1


June 3, 2003


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4 of Syms Corp's Form 8-K dated June 2, 2003, and we agree with the statements made therein.

Yours truly,

Deloitte & Touche LLP /s/
Parsippany, New Jersey